EXHIBIT 12

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                                            Statement of Computation of Ratio of Earnings to Fixed Charges

                                                                                                         As       Pro
                                                                                                      Adjusted   Forma    6 months
                                                (000's)  1995    1996      1997      1998     1999      1999      1999    3/31/00
-----------------------------------------------------------------------------------------------------------------------------------
Earnings:
                                          Pretax Income  1,586   3,725   33,169    59,579   103,890   103,890   27,643   29,966
                                         Fixed Charges:
Interest expense on
convertible subordinated
debentures                                                                                             24,000   24,000    1,425
                           Interest in operating leases    215     251      240       390       460       460      462      218
                           Interest expense as recorded  1,304     772      161        76        52        52       62      184
                                                       ------------------------------------------------------------------------
                                      Subtotal Earnings  3,105   4,748   33,570    60,045   104,402   128,402   52,167   31,793
Fixed Charges:
Interest expense on
convertible subordinated
debentures                                                                                             24,000   24,000    1,425
                           Interest in operating leases    215     251      240       390       460       460      462      218
                           Interest expense as recorded  1,304     772      161        76        52        52       62      184
                                                       ------------------------------------------------------------------------
                                                         1,519   1,023      401       466       512    24,512   24,524      402

                                                          2.04   14.42   83.72     128.85    203.91      5.24     2.13    79.01
                                                       ------------------------------------------------------------------------


                                                               As Adjusted     Pro Forma
                                                                6 months        6 months
                                                  (000'0)       3/31/00         3/31/00
-----------------------------------------------------------------------------------------
Earnings:                                   Pretax Income        29,966         33,864
                                           Fixed Charges:

Interest expense on
convertible subordinated
debentures                                                      14,400          14,400
                             Interest in operating leases          218             219
                             Interest expense as recorded          184             194
                                                            -----------------------------
                                        Subtotal Earnings       44,768         48,677

Fixed Charges:
Interest expense on
debentures                                                      14,400          14,400
                             Interest in operating leases          218             219
                             Interest expense as recorded          184             194
                                                            -----------------------------
                                                                14,802          14,813
                                                            -----------------------------
                                                                  6.78            6.78
                                                            -----------------------------
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